UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 27, 2018

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

10524 Moss Park Rd. Ste-204-357
Orlando, FL	32832
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On December 27, 2018, MEDITE GMBH {“Debtor”), a wholly owned subsidiary of MEDITE Cancer Diagnostics, Inc. (the “Company”), and located in Burgdorf, Germany, filed, as Debtor, a voluntary petition for bankruptcy protection in the District Court, Gifhorn, Germany, Reference Number 35IN221-18. Dr. Immo Hamer v. Valtier has been appointed Trustee in Bankruptcy. The bankruptcy filing is for re-organization and shall be adjudicated under the bankruptcy laws of the Republic of Germany. Most of Debtor’s filings with the Bankruptcy Court will be available at the public offices of the Gifhorn District Court at Amtsgericht Gifhorn, Am Schlossgarten 4, 38518 Gifhorn, Germany or the District Court’s website (https://www.amtsgericht-gifhorn.niedersachsen.de/startseite/). The Debtor nor the Company undertake no obligation to make any further public announcement with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: January 3, 2019	By:	/s/ Elmar A. Dave
Elmar A. Dave
Chief Executive Officer